Reznick Group, PC. 500 East Pratt Street Suite 200 Baltimore, MD 21202-3100 Tel: (410) 783-4900
EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44798) of TeleCommunication Systems, Inc. Employee Stock Purchase Plan of our report dated April 29, 2010 relating to the financial statements of the TeleCommunication Systems, Inc. Employee Stock Purchase Plan, for the Plan years ended January 31, 2010 and 2009, which appear in this form 11-K.
/s/ Reznick Group

Baltimore, Maryland
April 29, 2010
www.reznickgroup.com